SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Check the appropriate box:

[x]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]      Definitive Information Statement

         The Prudential Series Fund, Inc.
         --------------------------------
         (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of Each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         5)       Total fee paid:

         -----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         -----------------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         3)       Filing Party:

         -----------------------------------------------------------------------

         4)       Date Filed:

         -----------------------------------------------------------------------

                        THE PRUDENTIAL SERIES FUND, INC.
                    Diversified Conservative Growth Portfolio

                                751 Broad Street
                          Newark, New Jersey 07102-3777

                              --------------------

                              INFORMATION STATEMENT
                                 August 4, 2000

                              --------------------

TO THE CONTRACT OWNERS:

         On February 29, 2000, at a regular meeting of the Board of Directors of The Prudential Series Fund, Inc., the Board approved a new subadvisory agreement for the Diversified Conservative Growth Portfolio. This new subadvisory agreement was entered into between The Prudential Insurance Company of America and Pacific Investment Management Company LLC. This information statement informs you of the circumstances surrounding the Board's approval of this new subadvisory agreement and provides you with an overview of its terms.



                                                     By order of the Board,


                                                     LEE AUGSBURGER
                                                       Secretary



THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU TO COMPLETE ANY PROXY OR VOTING CARD. YOU ARE REQUESTED NOT TO SEND US ANY PROXY OR VOTING CARD.

                        THE PRUDENTIAL SERIES FUND, INC.
                    Diversified Conservative Growth Portfolio

                                 (800) 778-2255

                              --------------------

                                751 Broad Street
                          Newark, New Jersey 07102-3777

                              --------------------

                              INFORMATION STATEMENT
                                 August 4, 2000

                              --------------------

         This information statement is being furnished to the contract owners with investments in the Diversified Conservative Growth Portfolio (the "Portfolio") of The Prudential Series Fund, Inc. (the "Fund"). This information statement will first be mailed on or about August 4, 2000. The Fund is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") and is organized as a Maryland corporation. The Fund's directors are referred to as the "Board," "Board Members" or "Directors." The Fund's principal executive office is located at 751 Broad Street, Newark, New Jersey 07102-3777.

         In accordance with the terms of an order from the Securities and Exchange Commission ("SEC"), the Board may enter into new subadvisory agreements for the Portfolio without receiving prior approval of contract owners. The Prudential Insurance Company of America ("Prudential" or the "Manager") serves as the overall manager of the Portfolio and is responsible for monitoring the performance of subadvisers that handle the actual day-to-day investment management of the Portfolio.

         This information statement informs you that on February 29, 2000, the Directors, including the Directors who are not "interested persons" of the Fund or Prudential as defined in the Investment Company Act (the "Independent Directors"), unanimously approved a new subadvisory agreement dated May 5, 2000 between Prudential and Pacific Investment Management Company LLC ("PIMCO") (the "New Subadvisory Agreement"). A form of the New Subadvisory Agreement is attached hereto as Exhibit A.

         PIMCO has served as a subadviser to the Portfolio since the Portfolio commenced operations under a subadvisory agreement dated May 1, 1999 (the "Old Subadvisory Agreement). The Directors, approved the Old Subadvisory Agreement on February 25, 1999. The Old Subadvisory Agreement was approved by Prudential on April 5, 1999, as sole shareholder of the Portfolio. The Old Subadvisory Agreement automatically terminated on May 5, 2000 as a result of a change of control affecting PIMCO.

         PIMCO will pay for the costs associated with entering into the New Subadvisory Agreement and preparing and distributing this information statement.

         In a transaction that closed on May 5, 2000 (the "Transaction"), Allianz of America, Inc. ("Allianz of America") acquired approximately 70% of the outstanding partnership interests in PIMCO

Advisors L.P. ("PIMCO Advisors"), the parent of PIMCO, for a total consideration of approximately $3.3 billion. The address of PIMCO is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660. The address of PIMCO Advisors is 800 Newport Center Drive, Newport Beach, CA 92660. The address of Allianz of America is _________. Allianz of America is a subsidiary of Allianz AG, a large, publicly-traded insurance company based in Germany. The remainder of the outstanding partnership interests in PIMCO Advisors is owned by Pacific Life Insurance Company ("Pacific Life"). The address of Pacific Life is 700 Newport Center Drive, Newport Beach, CA 92660.

         In connection with the closing, Allianz of America entered into a put/call arrangement for the possible disposition of Pacific Life's interest in PIMCO Advisors. The put option held by Pacific Life allows it to require Allianz of America, on the last business day of each calendar quarter following the closing of the Transaction, to purchase at a formula-based price all of the PIMCO Advisors units owned directly or indirectly by Pacific Life. The call option held by Allianz of America allows it, beginning January 31, 2003 or upon a change in control of Pacific Life, to require Pacific Life to sell or cause to be sold to Allianz of America, at the same price, all of the PIMCO Advisors units owned directly or indirectly by Pacific Life.

         As part of the Transaction, PIMCO Advisors and PIMCO entered into employment, retention and incentive arrangements with key employees of PIMCO Advisors and PIMCO. These benefits included new employment agreements, retention and incentive awards vesting over a term of years and restricted stock grants. In addition, certain key employees of PIMCO Advisors' investment advisory subsidiaries received payments in respect of previously existing non-competition arrangements in connection with the acquisition by Allianz of America of the PIMCO Advisors units on which such arrangements were based.

         The Transaction constituted a change of control of PIMCO. Under the Investment Company Act, this change of control is treated as an assignment that automatically terminated the Old Subadvisory Agreement as of the closing date.

         POST-TRANSACTION STRUCTURE AND OPERATIONS

         As a result of the Transaction, PIMCO Advisors and PIMCO are now controlled by Allianz of America. Allianz of America controls PIMCO Advisors and PIMCO through its managing member interest in Pacific-Allianz Partners LLC ("PacPartners LLC"), which is the sole general partner of PIMCO Advisors following the Transaction. The address of PacPartners LLC is _______________. While Allianz of America controls PacPartners LLC, Pacific Life holds a portion of its continuing interest in PIMCO Advisors through an interest in PacPartners LLC. Allianz of America, through subsidiaries, is managing member of PacPartners LLC and has control over all actions taken by PacPartners LLC as the general partner of PIMCO Advisors, although Pacific Life's consent is required for certain extraordinary actions.

         Operationally, PIMCO remains independent and leads the global fixed income investment efforts of Allianz AG. In this regard, PIMCO coordinates its activities with Allianz Asset Management ("AAM"), a subsidiary of Allianz AG that coordinates global Allianz asset management activities. To permit the provision of advisory services to non-U.S. clients of Allianz AG, PIMCO personnel, including personnel with portfolio management responsibility for the Portfolio, may become affiliated with AAM or other Allianz-controlled advisory firms. PIMCO also may call upon the research capabilities and resources of Allianz AG and its advisory affiliates in connection with providing investment advice to its clients. PIMCO will continue to operate in the United States under its existing name.

         Both William S. Thompson Jr., the current Chief Executive Officer of PIMCO, and William H. Gross, the current Chief Investment Officer of PIMCO, have roles on the Executive Committee of AAM, with Mr. Thompson serving as the Executive Committee's Deputy Chairman. Messrs. Thompson and Gross entered into employment contracts with a term of seven years following the Transaction. Other key employees of PIMCO and PIMCO Advisors also contractually agreed to remain with PIMCO for significant periods following the Transaction.

         DESCRIPTION OF ALLIANZ AG AND ITS AFFILIATES

         Allianz AG, the parent of Allianz of America, is a publicly-traded German Aktiengesellschaft (a German publicly-traded company) which, together with its subsidiaries, comprises the world's second largest insurance group as measured by premium income. Allianz AG is a leading provider of financial services, particularly in Europe, and is represented in 68 countries worldwide through subsidiaries, branch and representative offices, and other affiliated entities. In its last fiscal year, the Allianz group wrote approximately $50 billion in gross insurance premiums. After completion of the Transaction, PIMCO and the Allianz group combined have over $650 billion in assets under management. Allianz AG's address is: Koniginstrasse 28, D-80802, Munich, Germany.

         Significant institutional shareholders of Allianz AG currently include, among others, Dresdner Bank AG, Deutsche Bank AG, Munich Reinsurance and HypoVereinsbank. BNP Paribas, Credit Lyonnais, Munich Reinsurance, HypoVereinsbank, Dresdner Bank AG and Deutsche Bank AG, as well as certain broker-dealers that might be deemed to be affiliated with these entities, such as Bankers Trust Company, DB Alex Brown LLC, Deutsche Bank Securities, Inc. and Dresdner Kleinwort Benson North America LLC (collectively, the "Affiliated Brokers"), may be considered to be affiliated persons of PIMCO. Absent an SEC exemption or other relief, the Portfolio generally is precluded from effecting principal transactions with the Affiliated Brokers, and its ability to purchase securities being underwritten by an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions is subject to restrictions. PIMCO does not believe that the applicable restrictions on transactions with the Affiliated Brokers described above materially adversely affects its ability to provide services to the Portfolio, the Portfolio's ability to take advantage of market opportunities, or the Portfolio's overall performance. Other portfolios of the Fund for which PIMCO (or an affiliate) does not serve as investment subadviser are not, in general, subject to these same restrictions.

         ANTICIPATED IMPACT OF THE TRANSACTION ON MANAGEMENT OF THE PORTFOLIO

         PIMCO received structural and contractual protections as terms of the Transaction that ensure PIMCO's operational autonomy and continuity of management. PIMCO is confident that Allianz AG is committed to the people and process that have led to PIMCO's success over the years. Accordingly, PIMCO believes that the Transaction should not have an immediate impact, other than as already noted above, on the management of the Portfolio or PIMCO's capacity to provide the type, quality, or quantity of services that it has provided, and that the Portfolio should continue to receive the same high quality of service after the Transaction. As discussed below, however, PIMCO believes that the Transaction offers the potential to enhance significantly its future ability to deliver quality investment services.

         THE BENEFITS OF THE TRANSACTION

         PIMCO anticipates that the Transaction with Allianz AG benefits PIMCO and the Portfolio in a variety of ways, including the following:

o PIMCO's investment expertise is enhanced because of the business experience and relationships that Allianz AG has built around the globe, particularly in Europe. PIMCO's access to European markets and business opportunities is greatly enhanced by Allianz AG's experience and relationships. The combined global resources of PIMCO and Allianz AG allow PIMCO to take advantage of the growth in international markets and the explosive potential for premier money managers in the global marketplace.

o Allianz AG has a team of fixed income professionals in place that currently manages more than $100 billion in assets. Integration of these professionals and assets with PIMCO provides an excellent opportunity for furthering PIMCO's global fixed income expertise.

o The rotation of many of PIMCO's key investment professionals through international offices and overseas personnel through PIMCO's offices will result in more seasoned professionals with global experience.

o The combination provides additional career opportunities for PIMCO professionals, furthering PIMCO's ability to attract and retain the best people.

o Allianz AG has a stated growth strategy to be among the top five providers of its services in the world's key markets, which is a key factor in PIMCO's decision to proceed with the Transaction. The combined entity is the sixth largest investment manager in the world. The Transaction significantly increases assets under PIMCO's management, and offers the opportunity for continued growth in the future. Strong relative investment results depend on a sound, disciplined investment process and effective execution; size can be a benefit to both.

         SECTION 15(F) OF THE INVESTMENT COMPANY ACT

         Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any affiliated persons to receive any amount or benefit in connection with a "change in control" of the investment adviser as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on investment company clients of the adviser as a result of the transaction, or any express or implied terms, conditions or understandings applicable to the transaction. The term "unfair burden" (as defined in the Investment Company Act) includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any "interested person" (as defined in the Investment Company Act) of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from such an investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any other person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company. The Board has been advised that PIMCO is aware of no circumstances arising from the Transaction that might result in an unfair burden being imposed on the Fund. The second condition of Section 15(f) is that during the three-year period after the transaction, at least 75% of each such investment company's board of directors must not be "interested persons" (as defined in the Investment Company
Act) of the investment adviser (or predecessor or successor adviser). The Board, as currently constituted, complies with this requirement.

                            NEW SUBADVISORY AGREEMENT

         The New Subadvisory Agreement contains substantially the same terms and conditions as the Old Subadvisory Agreement. See Exhibit A for a form of the New Subadvisory Agreement.

         The New Subadvisory Agreement has three minor differences from the Old Subadvisory Agreement. First, the new agreement recognizes that PIMCO has changed from a partnership to a limited liability company. Second, the new agreement is dated May 5, 2000 rather than May 1, 1999. Third, the new agreement recognizes that PIMCO may, from time to time, seek research assistance and rely on other investment management resources of its affiliated companies. The Portfolio will disclose that a portion of the compensation received by PIMCO from the Manager may be paid to those affiliates in return for such services provided. These arrangements have no impact on PIMCO's continuing responsibility for the management of the Portfolio and do not cause any increase in the overall fees or expenses borne by the Portfolio.

         Other than the three minor differences noted above, the terms of the two agreements are the same, including the subadvisory fee the Manager (and not the Portfolio) pays to PIMCO. Under the Subadvisory Agreement, PIMCO is compensated by Prudential at an annual rate of 0.25% of the Portfolio's average net assets managed by PIMCO. During 1999, PIMCO's aggregate fee was $49,666.

         The New Subadvisory Agreement provides that, subject to Prudential's and the Board's supervision, PIMCO is responsible for managing the investment operations of the Portfolio (or portion thereof allocated to PIMCO) and for making investment decisions and placing orders to purchase and sell securities for it (or portion of it allocated to PIMCO), all in accordance with the investment objectives and policies of the Portfolio as reflected in its current Prospectus and Statement of Additional Information and as may be adopted from time to time by the Board. In accordance with the requirements of the Investment Company Act, PIMCO also provides Prudential with all books and records relating to the transactions it executes and renders to the Directors such periodic and special reports as the Board may reasonably request.

         The New Subadvisory Agreement will remain in effect for a period of two years from the date of its execution, and will continue thereafter as long as specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Portfolio or by the Board and a majority of Independent Directors, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio, (2) the agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Fund's management agreement with Prudential with respect to the Portfolio, and (3) the agreement may be terminated without penalty at any time by PIMCO or Prudential on not more than 60 days' nor less than 30 days' written notice to the other party.

         The New Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, PIMCO will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.

BOARD CONSIDERATION OF NEW SUBADVISORY AGREEMENT

         At a regular meeting of the Board which all the Directors attended, the Directors considered and unanimously approved the New Subadvisory Agreement on February 29, 2000. The Directors, including the Independent Directors, considered whether the approval of the New Subadvisory Agreement was in the best interests of the Portfolio and its contract owners. At the meeting, the Directors reviewed materials furnished by the Manager. Among other things, the Directors considered the investment philosophy and style of PIMCO, its relative performance record, its personnel and its financial strength. The Board also considered the investment management services provided by PIMCO to the Portfolio prior to February 29, 2000, and PIMCO's representation that the new ownership structure would not adversely affect the nature and quality of those services.

         The Directors also considered that the terms of the New Subadvisory Agreement, are substantially the same as the subadvisory agreement in effect with PIMCO prior to May 5, 2000. The Directors concluded that the New Subadvisory Agreement was reasonable, fair and in the best interests of the Portfolio and contract owners, and that the fee provided in the New Subadvisory Agreement (the same as in the Old Subadvisory Agreement with PIMCO) was fair and reasonable. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Directors, including the Independent Directors, unanimously approved the New Subadvisory Agreement with PIMCO.

ADDITIONAL INFORMATION ABOUT PIMCO

         PIMCO has specialized in fixed income investing since the firm was established in 1971. PIMCO is registered as an investment adviser under the Investment Advisers Act of 1940 and is registered as a commodity trading adviser with the Commodity Futures Trading Commission. The address of PIMCO is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660. As of December 31, 1999, PIMCO had approximately $186 billion in assets under management. Exhibit B contains information about the other mutual funds managed by PIMCO with investment objectives and strategies similar to those of the Portfolio (or portion thereof) managed by PIMCO. Exhibit C lists the principal executive officer and managing directors of PIMCO.

         Pursuant to the New Subadvisory Agreement, PIMCO manages a portion of the assets of the Portfolio. The other portions of the Portfolio are managed by Jennison Associates LLC, 466 Lexington Avenue, New York, NY 10017; Prudential Investment Corporation, 751 Broad Street, Newark, NJ 07102; Franklin Advisers, Inc., 777 Mariners Island Blvd., San Mateo, CA 94404; and The Dreyfus Corporation, 200 Park Avenue, New York, NY 10066.

CONTRACT OWNER REPORTS

         The Fund's most recent annual report for the year ended December 31, 1999 has previously been sent to contract owners.

         THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE PRUDENTIAL SERIES FUND, INC., 751 BROAD STREET, NEWARK, NEW JERSEY 07102-3777 OR BY CALLING (800) 778-2255 (TOLL FREE).

THE MANAGER

         Prudential serves as the overall investment manager and administrator for the Fund under a contract dated July 14, 1988 and renewed thereafter as required by the Investment Company Act. It was most recently renewed by the Board on May 23, 2000. Under the Fund's management agreement, Prudential, subject to the supervision of the Directors and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the assets of the Fund's portfolios, including the purchase, retention and disposition thereof. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Fund and each of its portfolios. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements. As of December 31, 1999, Prudential had total assets under management of approximately $364 billion. The principal business address of Prudential is 751 Broad Street, Newark, New Jersey 07102-3777.

         Prudential is currently considering reorganizing itself into a publicly traded stock company through a process known as "demutualization." On February 10, 1998, the company's Board of Directors authorized management to take the preliminary steps necessary to allow the company to demutualize. Demutualization is a complex process involving development of a plan of reorganization, adoption of a plan by the company's Board of Directors, a public hearing, voting by qualified policyholders and regulatory approval. Prudential is working toward completing this process in 2001 and currently expects adoption of a plan by Prudential's Board to take place in the latter part of 2000. However, there is no certainty that demutualization will be completed in this time frame or that the necessary approvals will be obtained. Also it is possible that after careful review, Prudential could decide not to demutualize or could decide to delay its plans.

         Prudential Investment Corporation ("PIC"), a wholly-owned subsidiary of Prudential, provides substantially all of the investment advisory services to the Portfolios in the Fund, except the services provided by the subadvisers, and has served as an investment adviser to investment companies since 1984.

SHAREHOLDINGS AND BROKERAGE

         To the knowledge of management, the executive officers and Directors of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Portfolio as of June 30, 2000. The Portfolio did not pay any commissions to affiliated brokers.

THE DISTRIBUTOR AND TRANSFER AGENT

         Prudential Investment Management Services LLC ("PIMS" or the "Distributor") distributes the Fund's shares under a Distribution Agreement with the Fund. PIMS' principal business address is 751 Broad Street, Newark, New Jersey 07102-3777. PIMS is an indirect wholly-owned subsidiary of Prudential. No distribution fee is paid with respect to any outstanding shares.

         The Fund's transfer agent is Prudential Mutual Fund Services LLC ("PMFS"), Raritan Plaza One, Edison, New Jersey 08837. PMFS is an indirect wholly-owned subsidiary of Prudential. During 1999, PMFS received $125,000 for its performance under the Transfer Agency and Service Agreement and reimbursement of certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication costs, microfilm or microfiche, and expenses incurred at the specific direction of the Fund.



                                                     LEE AUGSBURGER
                                                       Secretary
August 4, 2000

                                                                       EXHIBIT A


                        THE PRUDENTIAL SERIES FUND, INC.

                              SUBADVISORY AGREEMENT

         Agreement made as of this 5th day of May, 2000, between The Prudential Insurance Company of America (the "Manager"), a New Jersey insurance company, and Pacific Investment Management Company LLC (the "Adviser"), a Delaware limited liability company.

         WHEREAS, the Manager has entered into a management agreement (the "Management Agreement") with The Prudential Series Fund, Inc. (the "Fund"), a Maryland corporation and a diversified open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which the Manager acts as manager of the Fund.

         WHEREAS, shares of the Fund are divided into separate series or portfolios (each a portfolio), each of which is established pursuant to a resolution of the Directors of the Fund, and the Directors may from time to time terminate such portfolios or establish and terminate additional portfolios.

         WHEREAS, the Manager has retained the Adviser to provide investment advisory services to the Diversified Conservative Growth Portfolio of the Fund (the "Portfolio") in connection with the management of the Fund and to manage such portion of the Portfolio as the Manager shall from time to time direct, and the Adviser is willing to render such investment advisory services.

         NOW, THEREFORE, the Parties agree as follows:
         1. (a) Subject to the supervision of the Manager and of the Directors of the Fund, the Adviser shall manage investment operations of the Portfolio as the Manager shall direct and shall manage the composition of the Portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time being herein called the "Prospectus") as delivered to the Adviser from time to time by the Manager and subject to the following understandings:

         (i) The Adviser shall provide supervision of the Portfolio's investments and determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Portfolio, and what portion of the assets it manages will be invested or held uninvested as cash.

         (ii) The Adviser may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Adviser of any of its obligations hereunder, nor shall the Portfolio be responsible for any additional fees or expenses hereunder as a result.

         (iii) In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Agreement and Articles of Incorporation, By-Laws and Prospectus of the Fund and the Portfolio as provided to the Adviser by the Manager and with the written instructions and directions of the Manager and of the Directors of the Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations.

         (iv) The Adviser shall determine the securities and futures commodities or other assets to be purchased or sold by the Portfolio and will place orders pursuant to its determination with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated) to carry out the policy with respect to brokerage as set forth in the Fund's Registration Statement and Prospectus or as the Directors may direct from time to time. In providing the Portfolio with investment supervision, it is recognized that the Adviser will give primary consideration to securing the most favorable price and best execution. Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Adviser's other clients may be a party. It is understood that Prudential Securities Incorporated may be used as broker for securities transactions but that no formula has been adopted for allocation of the Portfolio's investment transaction business. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and best execution. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities and commodities or other assets for the Portfolio with such brokers or futures commission merchants, subject to review by the Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Adviser in connection with the Adviser's services to other clients.

                           On occasions when the Adviser deems the purchase or
                  sale of a security, commodity or other asset to be in the best interest of one Portfolio as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities, commodities or other assets to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and best execution. In such event, allocation of the securities, commodities or other assets so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.


         (v) The Adviser shall maintain all books and records with respect to the Portfolio transactions required by subparagraphs
                  (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule
                  31a-1 under the 1940 Act and shall render to the Directors such periodic and special reports as the Board may reasonably request.

         (vi) The Adviser shall provide the Fund's custodian (the "Custodian") on each business day with information relating to all transactions concerning the Portfolio's assets it manages and shall provide the Manager with such information upon request of the Manager. The Adviser shall reconcile its records of the Portfolio's securities and cash managed by the Adviser with statements provided by the Custodian at least once each month. The Adviser shall provide the Manager with a written report on each such reconciliation, including information on any material discrepancies noted and actions taken by the Adviser in response thereto, by the tenth business day of the following month.

         (vii) The investment management services provided by the Adviser hereunder are not exclusive, and the Adviser shall be free to render similar services to others.

                  (b) Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of its directors, officers or employees.

                  (c) The Adviser shall keep the Portfolio's books and records required to be maintained by the Adviser pursuant to paragraph 1(a)(v) hereof and shall timely furnish to the Manager all information relating to the Adviser's services hereunder needed by the Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Adviser agrees that all records which it maintains for the Portfolio are the property of the Fund and the Adviser will surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

                  (d) The Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 ("Advisers Act") and other applicable state and federal laws and regulations.

                  (e) The Adviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and
(ii) the maintenance of reports prepared in accordance with the compliance procedures maintained pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

         2. The Manager shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Management Agreement and shall oversee and review the Adviser's performance of its duties under this Agreement.

         3. The Manager shall compensate the Adviser for the services provided and the expenses assumed pursuant to this Subadvisory Agreement at the annual rate of .25 of 1% of the average daily net assets of the Portfolio managed by the Adviser. This fee will be computed daily and paid monthly.

         4. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Portfolio, the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

         5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, or by the Manager or the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. Adviser shall promptly notify Manager in the event that there is a change in control of Adviser that may constitute an assignment of this Agreement.

         6. Nothing in this Agreement shall limit or restrict the right of any of the Adviser's directors, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         7. During the term of this Agreement, the Manager agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Adviser in any way; provided, however, that any such item which describes or characterizes the Adviser's investment process with respect to a Portfolio, the names of any of its clients (other than the Fund or advisory clients of the Manager and its affiliates) or any of its performance results shall be furnished to the Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery prior to use thereof, and such item shall not be used if the Adviser reasonably objects to such use in writing within twenty-four (24) hours (or such other time as may be mutually agreed) after receipt thereof

(provided, however, that if such item is not received by the Adviser during normal business hours on a business day, such period shall end twenty-four (24) hours after the start of normal business hours on the next succeeding business day).

         8. The Adviser has delivered to the manager a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission and a copy of its Disclosure Document, dated December 31, 1998, on file with the Commodity Futures Trading Commission. The Manager acknowledges receipt of such documents.

         9. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

         If to Prudential:   The Prudential Series Fund, Inc.
                             751 Broad Street
                             Newark, NJ  07102-3777
                             Fax:  (973) 802-2909
                             Attention: Secretary


         If to the Adviser:  Pacific Investment Management Company LLC
                             840 Newport Center Drive, Suite 360
                             Newport Beach, CA  92660
                             Fax:  (714) 720-1376
                             Attention: Tamara J. Arnold, Senior Vice President cc: Chief Administrative Officer

         10. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

         11. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                    By_________________________________________
                                        Name:
                                        Title:


                                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


                                    By_________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT B

                          OTHER FUNDS MANAGED BY PIMCO

         The following table sets forth information relating to the other registered investment company portfolios for which PIMCO acts as investment adviser or subadviser with investment objectives, policies and strategies that are substantially similar to those of the Portfolios (or portion thereof) managed by PIMCO:

                                                                                   APPROXIMATE NET ASSETS
                                                                                           AS OF
            NAME OF FUND                            ADVISORY FEE RATE                  JUNE 30, 2000
            ------------                            -----------------              ----------------------
PIMCO FUNDS:
PACIFIC INVESTMENT
MANAGEMENT SERIES

Total Return Fund                      Annual rate of 0.25% of average daily net     $    33,167,215
                                       assets

Total Return Fund II                   Annual rate of 0.25% of average daily net     $ 1,461,976,059
                                       assets

Total Return Fund III                  Annual rate of 0.25% of average daily net     $   736,774,303
                                       assets

Moderate Duration Fund                 Annual rate of 0.25% of average daily net     $   465,847,818
                                        assets
PIMCO VARIABLE INSURANCE TRUST

Total Return Bond Portfolio            Annual rate of 0.25% of average daily net     $    13,163,500
                                       assets

Total Return Bond Portfolio II         Annual rate of 0.25% of average daily net     $     5,364,298
                                       assets

AMERICAN SKANDIA TRUST

Total Return Bond Portfolio            Annual rate of 0.30% of average daily net     $ 1,134,495,018
                                       assets on first $150 million; 0.25% of
                                       average daily net assets on assets over
                                       $150 million paid monthly

Master Trust Total Return Portfolio    Annual rate of 0.25% of average daily         $   183,204,053
                                       net assets

                                                                                   APPROXIMATE NET ASSETS
                                                                                           AS OF
            NAME OF FUND                            ADVISORY FEE RATE                  JUNE 30, 2000
            ------------                            -----------------              ----------------------
FRANK RUSSELL INVESTMENT COMPANY

Fixed Income I Fund                    Annual rate of 0.25% of net assets based      $  159,888,088
                                       on the average of ending monthly market
                                       values over 3 months, paid in arrears

Diversified Bond Fund                  Annual rate of 0.25% of net assets based      $  109,239,663
                                       on the average of ending monthly market
                                       values over 3 months, paid in arrears

Fixed Income III Fund                  Annual rate of 0.25% of net assets based      $  172,642,437
                                       on the average of ending monthly market
                                       values over 3 months, paid in arrears

Multistrategy Bond Fund                Annual rate of 0.25% of net assets based
                                       on the average of ending monthly market       $  203,374,657
                                       values over 3 months, paid in arrears

Total Return Fund                      Annual rate of 0.25% of average daily net     $  167,534,180
                                       assets paid quarterly

JACKSON NATIONAL LIFE SERIES TRUST

JNL Series Trust                       Annual rate of 0.25% of average daily net     $   14,379,758
                                       assets excluding the value of client
                                       contributed capital

MANULIFE

Manulife Total Return Trust            Annual rate of 0.30% on first $50 million;    $  310,936,876
                                       0.30% on $50-150 million; 0.25% on $150-200
                                       million; 0.25% on $200-500 million and over
                                       of daily net assets computed daily and paid
                                       monthly

PACIFIC SELECT SERIES TRUST

Managed Bond Series                    Annual rate of 0.50% of average daily net     $1,263,122,366
                                       assets on first $25 million; 0.375% on next
                                       $25 million; 0.25% on remaining assets


Government Securities Series           Annual rate of 0.50% of average daily net     $  455,401,494
                                       assets on first $25 million; 0.375% on next
                                       $25 million; 0.25% on remaining assets

                                                                                   APPROXIMATE NET ASSETS
                                                                                           AS OF
            NAME OF FUND                            ADVISORY FEE RATE                  JUNE 30, 2000
            ------------                            -----------------              ----------------------
PAINEWEBBER MANAGED ACCOUNTS
SERVICES PORTFOLIO TRUST

Pace Strategic Fixed Income            Annual rate of 0.25% of daily net assets      $234,558,469
Investment Fund

PAINEWEBBER SERIES TRUST

Strategic Fixed Income                 Annual rate of 0.25% of daily net assets      $  4,697,601

RUSSELL INSURANCE FUNDS

Core Bond Fund                         Annual rate of 0.25% of daily net assets      $ 41,379,825

THE HARBOR GROUP

Harbor Bond Fund                       Annual rate of 0.50% of average daily net     $618,839,958
                                       assets on first $25 million; 0.375% of
                                       average daily net assets on next $25
                                       million; 0.25% of average daily net assets
                                       on assets over $50 million

SALOMON SMITH BARNEY/CONSULTING
GROUPS CAPITAL MARKET FUND

Intermediate Fixed Income Investment   Annual rate of 0.25%, multiplied by a         $292,921,795
Portfolio                              fraction, the numerator of which is the
                                       average daily value of allocated assets
                                       and the denominator of which is the
                                       average daily value of the Portfolio's
                                       total assets computed daily

                                                                                   APPROXIMATE NET ASSETS
                                                                                           AS OF
            NAME OF FUND                            ADVISORY FEE RATE                 JUNE 30, 2000
            ------------                            -----------------              ----------------------
OPPENHEIMER CAPITAL

OCC Accumulation Trust Managed         Annual rate of 0.25% of average daily net     $77,537,249
Portfolio                              assets

                                                                       EXHIBIT C


                                PIMCO MANAGEMENT

         The following table sets forth the name and principal occupation of the principal executive officer and the managing directors of PIMCO. The address for the principal executive officer and the managing directors is:

                           Pacific Investments Management Company LLC
                           840 Newport Center Drive, Suite 300
                           Newport Beach, CA 92660


             NAME AND LENGTH OF                                           POSITION AND
             SERVICE WITH PIMCO                                       PRINCIPAL OCCUPATION
             ------------------                                       --------------------
William S. Thompson, Jr.                      Managing Director, Chief Executive Officer and Executive Committee
(April 1993 to Present)                       Member, PIMCO; Member of Management Board and Executive Committee,
                                              PIMCO Advisors L.P.; President, Chief Executive Officer and Member,
                                              PIMCO Partners LLC.

William R. Benz, II                           Managing Director, PIMCO; Member of PIMCO Partners LLC.
(June 1986 to Present)

Robert Wesley Burns                           Managing Director and Executive Committee Member, PIMCO; Member of
(February 1987 to Present)                    PIMCO Partners LLC.

Chris P. Dialynas                             Managing Director, PIMCO; Member of PIMCO Partners LLC
(July 1983 to Present)


             NAME AND LENGTH OF                                           POSITION AND
             SERVICE WITH PIMCO                                       PRINCIPAL OCCUPATION
             ------------------                                       --------------------
Mohamed A. El-Erian                           Managing Director, PIMCO.
(May 1999 to Present)

William H. Gross                              Managing Director, PIMCO; Director and Vice President, StocksPLUS
(June 1971 to Present)                        Management, Inc.; Member of Management Board, PIMCO Advisors L.P.;
                                              Member of PIMCO Partners LLC.

John L. Hague                                 Managing Director and Executive Committee Member, PIMCO; Member of
(September 1987 to Present)                   PIMCO Partners LLC.

Pasi M. Hamalainen                            Managing Director, PIMCO.
(January 1994 to Present)

Brent R. Harris                               Managing Director and Executive Committee Member, PIMCO; Director
(June 1985 to Present)                        and Vice President, StocksPLUS Management, Inc.; Member of
                                              Management Board and Executive
                                              Committee, PIMCO Advisors L.P.;
                                              Member of PIMCO Partners LLC.

Brent L. Holden                               Managing Director, PIMCO.
(December 1989 to Present)


             NAME AND LENGTH OF                                           POSITION AND
             SERVICE WITH PIMCO                                       PRINCIPAL OCCUPATION
             ------------------                                       --------------------
Margaret E. Isberg                            Managing Director, PIMCO; Member of PIMCO Partners LLC.
(August 1983 to Present)

John S. Loftus                                Managing Director, PIMCO.
(August 1986 to Present)

Dean S. Meiling                               Managing Director, PIMCO; Member of PIMCO Partners LLC.
(December 1976 to Present)

James F. Muzzy                                Managing Director and Executive Committee Member, PIMCO; Director
(September 1971 to Present)                   and Vice President, StocksPLUS Management, Inc; Member of PIMCO
                                              Partners LLC.

William F. Podlich, III                       Managing Director, PIMCO; Managing Director and Director, PIMCO
(June 1966 to Present)                        Management, Inc.; Member of Management Board, PIMCO Advisors L.P.;
                                              Member of PIMCO Partners LLC.

William C. Powers                             Managing Director, PIMCO; Member of PIMCO Partners LLC.
(January 1991 to Present)

Ernest L. Schmider                            Managing Director and Secretary, PIMCO; Director and Assistant
(March 1994 to Present)                       Secretary, StocksPLUS Management, Inc.; Senior Vice President, PIMCO
                                              Advisors L.P.; Secretary, PIMCO Partners LLC.

Lee R. Thomas                                 Managing Director, PIMCO; Member of PIMCO Partners LLC.
(April 1995 to Present)

Benjamin L. Trosky                            Managing Director, PIMCO; Member of Management Board, PIMCO Advisors
(October 1990 to Present)                     L.P.; Member of PIMCO Partners, LLC.